EXHIBIT 99.2

SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share data)

         The following tables present selected consolidated financial information of Ocwen Financial Corporation and its subsidiaries at the dates and for the years indicated. Our historical operations and balance sheet data at and for the years ended December 31, 2004, 2003, 2002, 2001, and 2000 have been derived from our audited financial statements. We have reclassified certain amounts included in the 2003, 2002, 2001 and 2000 selected consolidated financial information to conform to the 2004 presentation. The selected consolidated financial information should be read in conjunction with, and is qualified in its entirety by reference to, the information we have provided in our Consolidated Financial Statements and the Notes to Consolidated Financial Statements.

                                                                            For the Years Ended December 31,
                                                        -----------------------------------------------------------------------
                                                           2004           2003           2002           2001           2000
                                                        -----------    -----------    -----------    -----------    -----------
BALANCE SHEET DATA
Total assets ........................................   $ 1,327,493    $ 1,240,118    $ 1,222,242    $ 1,711,150    $ 2,249,420
  Trading securities, at fair value (1):
    Investment grade securities .....................   $    86,215    $     6,679    $    21,556    $    16,191    $   277,595
    Subordinates and residuals ......................   $    39,527    $    42,841    $    37,339    $    65,058    $   112,647
  Real estate (1) (3) ...............................   $    18,732    $   103,943    $   120,715    $   240,779    $   291,851
  Affordable housing properties (1) .................   $     5,641    $     7,410    $    15,319    $   102,069    $   142,812
  Loans, net (1) ....................................   $     3,792    $    28,098    $    76,857    $   185,293    $   631,634
  Match funded assets, net (2) ......................   $   280,760    $   130,087    $   167,744    $   174,351    $   116,987
  Advances on loans and loans serviced for others (1)   $   240,430    $   374,769    $   266,356    $   283,183    $   277,055
  Mortgage servicing rights (1) .....................   $   131,409    $   166,495    $   171,611    $   101,107    $    51,426
Total liabilities ...................................   $   995,855    $   921,574    $   853,496    $ 1,270,885    $ 1,666,464
  Deposits and escrows (4) ..........................   $   427,276    $   562,832    $   510,956    $   730,443    $ 1,258,360
  Match funded liabilities (5) ......................   $   244,327    $   115,394    $   147,071    $   156,908    $   107,050
  Debt securities, lines of credit and other secured
    borrowings (6) (7) ..............................   $   281,861    $   206,633    $   159,721    $   244,609    $   206,263
Capital Securities (7) ..............................   $        --    $        --    $    56,249    $    61,159    $    79,530
Stockholder's equity (8) ............................   $   330,108    $   317,258    $   310,718    $   379,106    $   503,426

OTHER DATA
Average assets ......................................   $ 1,315,687    $ 1,300,491    $ 1,435,105    $ 1,983,657    $ 2,566,093
Average equity ......................................   $   322,705    $   308,940    $   346,918    $   448,752    $   456,166
Return on average assets:
  Income (loss) before effect of change in accounting
    principle .......................................          4.39%          0.37%         (5.92)%        (6.29)%         0.09%
  Net income (loss) .................................          4.39%          0.37%         (4.79)%        (6.29)%         0.09%
Return on average equity:
  Income (loss) before effect of change in accounting
    principle .......................................         17.89%          1.54%        (24.48)%       (27.81)%         0.48%
  Net income (loss) .................................         17.89%          1.54%        (19.82)%       (27.81)%         0.48%
Average equity to average assets ....................         24.53%         23.76%         24.17%         22.62%         17.78%
Net interest spread .................................          2.12%          2.78%          0.99%          1.36%          2.85%
Net interest margin .................................         (1.71)%        (4.69)%        (3.62)%        (1.03)%        (1.94)%
Efficiency ratio (9) ................................         89.20%         96.68%        153.81%        111.55%         78.04%
Bank regulatory capital ratios at end of period:
  Tangible ..........................................         21.97%         14.93%         15.28%         13.43%         13.83%
  Core (Leverage) ...................................         22.07%         15.09%         15.51%         13.64%         13.83%
  Risk-based ........................................         32.16%         14.95%         21.71%         23.33%         21.83%

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

SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share data)

                                                                            For the Years Ended December 31,
                                                        -----------------------------------------------------------------------
                                                           2004           2003           2002           2001           2000
                                                        -----------    -----------    -----------    -----------    -----------
OPERATIONS DATA
Net income (loss) ...................................   $    57,724    $     4,772    $   (68,775)   $  (124,782)   $     2,193
Total non-interest revenue (10) .....................   $   223,027    $   177,497    $   134,012    $   174,289    $   201,475
  Servicing and related fees (1) ....................   $   160,062    $   139,744    $   127,787    $   122,808    $    86,450
  Vendor management fees (1) ........................   $    46,986    $    29,842    $    18,299    $    13,988    $    11,089
  Gain (loss) on trading and match funded securities,
    net .............................................   $      (537)   $     3,344    $     7,012    $    16,330    $    (3,971)
  Valuation gains (losses) on real estate (11) ......   $    (5,110)   $    (7,430)   $   (35,002)   $   (22,282)   $   (27,378)
  Gain (loss) on sale of real estate (11) ...........   $     1,556    $       466    $     4,098    $    14,156    $    45,464
  Operating income (loss) from real estate (11) .....   $       605    $     5,128    $     7,864    $     4,495    $    17,538
  Amortization of excess of net assets acquired over
    purchase price (13) .............................   $        --    $        --    $        --    $    18,333    $    14,112
  Gain (loss) on repurchase of debt (6) .............   $        --    $      (445)   $    (1,461)   $     3,774    $    29,703
Net interest income (expense) .......................   $    (6,688)   $   (14,594)   $   (18,527)   $    (9,958)   $    15,726
Provision for loan losses ...........................   $    (1,881)   $    (2,684)   $    13,629    $    15,666    $    15,177
Total non-interest expense ..........................   $   192,982    $   157,501    $   117,626    $   183,316    $   170,001
Income tax expense (benefit) (12) ...................   $   (32,324)   $       748    $     2,983    $    83,000    $    18,947
Distributions on Capital Securities .................   $        --    $     3,058    $     6,287    $     7,131    $    11,380
Effect of change in accounting principle,
   net of taxes (13) ................................   $        --    $        --    $    16,166    $        --    $        --

EARNINGS (LOSS) PER SHARE
  Basic:
    Net income (loss) before effect of accounting
      change ........................................   $      0.88    $      0.07    $     (1.26)   $     (1.86)   $      0.03
    Effect of change in accounting principle, net of
      tax ...........................................            --             --           0.24             --             --
                                                        -----------    -----------    -----------    -----------    -----------
      Net income (loss) .............................   $      0.88    $      0.07    $     (1.02)   $     (1.86)   $      0.03
                                                        ===========    ===========    ===========    ===========    ===========
  Diluted:
    Net income (loss) before effect of accounting
      change ........................................   $      0.82    $      0.07    $     (1.26)   $     (1.86)   $      0.03
    Effect of change in accounting principle, net of
      tax ...........................................            --             --           0.24             --             --
                                                        -----------    -----------    -----------    -----------    -----------
      Net income (loss) .............................   $      0.82    $      0.07    $     (1.02)   $     (1.86)   $      0.03
                                                        ===========    ===========    ===========    ===========    ===========
  Weighted average common shares outstanding:
    Basic ...........................................    65,811,697     67,166,888     67,321,299     67,227,058     67,427,662
    Diluted .........................................    73,197,255     68,063,873     67,321,299     67,227,058     67,464,043

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

SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share data)

NOTES TO SELECTED CONSOLIDATED FINANCIAL INFORMATION

(1) Beginning in late 1999 and early 2000, we shifted our business activities away from businesses involving the acquisition of the loans, real estate, residual and subordinate trading securities and affordable housing properties. Since then, our results reflect the ongoing management and resolution of these assets. At the same time we shifted our focus toward growing fee-based businesses, primarily Residential Servicing and our technology solutions products. As a result, our investment in mortgage servicing rights and servicing advances has grown, as well as the related residential servicing fees. Additionally, we have incurred significant costs in the development and marketing of our technology products. See "Overview of Risks and Related Critical Accounting Policies" and "Results of Operations - Segment Results".

(2) Match funded assets at December 31, 2000 were comprised solely of securitized loans and securities. Match funded assets at December 31, 2004, 2003, 2002 and 2001 also included $276,626, $105,788, $121,702 and $101,963, respectively, of loan servicing advances which were sold but did not qualify as a sale for accounting purposes. We have accounted for these transactions as secured borrowings with pledges of collateral (match funded liabilities). See "Changes in Financial Condition - Match Funded Assets".

(3) Real estate, which includes properties we acquired by foreclosures on loans we owned, has declined as a result of sales and our exit from the loan acquisition businesses. See "Changes in Financial Condition - Real Estate".

(4) Since 2000, we have been reducing our reliance on brokered certificates of deposit as a source of funding. The amount of such deposits outstanding amounted to $26,418, $84,426, $198,248, $483,149 and
         $968,432 at December 31, 2004, 2003, 2002, 2001 and 2000, respectively.
         See "Banking Operations" and "Liquidity, Commitments and Off-balance Sheet Risks".

(5) Match funded liabilities at December 31, 2004, 2003, 2002 and 2001 included $240,193, $94,967, $106,797 and $91,766, respectively, collateralized by loan servicing advances. See "Changes in Financial Condition -Match Funded Liabilities".

(6) During 2003, 2002, 2001, and 2000 we repurchased a total of $33,500, $77,095, $13,025, and $146,755, respectively, of fixed rate debt with high interest rates. Balance at December 31, 2004 and 2003 includes the $56,249 outstanding balance of our Capital Securities. See "Changes in Financial Condition - Debt Securities" and - "Lines of Credit and Other Secured Borrowings".

(7) Effective with our adoption of Statement of Financial Accounting Standard (`SFAS") No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", on July 1, 2003, we reclassified the $56,249 outstanding balance of our Capital Securities to Debt Securities. Beginning with the third quarter of 2003, distributions are reported as interest expense.

(8) Stockholders' equity reflects our repurchase of 5,481,100 common shares for $49,449 in 2004, 500,000 shares for $2,262 in 2003 and 1,388,300 shares for $8,996 in 2000.

(9) The efficiency ratio represents non-interest expense divided by the sum of net interest income before provision for loan losses and non-interest revenue.

(10) Non-interest revenue for 2000 included a gain of $20,025 from the sale of our unconsolidated investment in Kensington Group PLC ("Kensington") in November 2000. Kensington was engaged in the subprime mortgage loan origination business in the UK.

(11) Valuation losses, gains on sales and operating income related to real estate has been declining since 2000 primarily as a result of declines in our commercial real estate investments. At December 31, 2004, commercial real estate consisted of one property and two partnership interests. See (3) above.

(12) Income tax expense we recorded for 2001 and 2000 included $83,000 and $17,500, respectively, of net provisions to increase the valuation allowance on prior years' deferred tax assets. No such provision was required for 2003 or 2002. The ($32,324) income tax benefit for 2004 resulted in large part from a partial reversal of the valuation allowance on our deferred tax asset that was established in prior years. See "Results of Operations - Income Tax Expense (Benefit)".

(13) Upon adoption of SFAS No. 142, "Goodwill and Other Intangible Assets", effective January 1, 2002 we reversed the unamortized balance of the excess of net assets acquired over purchase price (negative goodwill) of $18,333 we had originally recorded in connection with our acquisition of Ocwen Asset Investment Corp. ("OAC") in 1999 and recorded $3,333 of impairment charges on goodwill and intangible assets. These amounts have been reported as the effect of a change in accounting principle, net of an income tax benefit of $1,166. See Notes 1 and 2 to our Consolidated Financial Statements.

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